UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006 (February 27, 2006)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement.

            Upon recommendation of the compensation committee, effective March 1, 2006, the board of directors (the "Board") of Seitel, Inc. (the "Company"), waived forfeiture on all of the 48,821 unvested restricted shares of the Company's common stock previously awarded to J.D. Williams, in connection with Mr. Williams's resignation from the Board.  Under the terms of the Restricted Stock Agreements dated effective July 21, 2004, January 3, 2005 and January 3, 2006, between the Company and Mr. Williams, Mr. Williams would forfeit his unvested restricted shares in connection with his resignation from the Board unless the compensation committee recommended a waiver of forfeiture on any or all of such unvested restricted shares.

Section 5 - Corporate Governance and Management

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On February 27, 2006, J.D. Williams gave notice of his resignation as a member of the Board and of the audit and corporate governance and nominating committees of the Board, effective March 1, 2006.  The resignation was not related to any disagreement between Mr. Williams and the Company on any matter.

Effective on the same date, the Board appointed Peter Kamin, as a Class I director of the Company to fill the vacancy created by Mr. Williams's resignation.  Mr. Kamin's term expires at the Company's 2007 Annual Meeting of Shareholders.  Additionally, the Board appointed Gregory Spivy, effective March 1, 2006, as a Class II director of the Company to fill the vacancy created by a previously reported resignation in June 2005.  Mr. Spivy's term expires at the Company's 2006 Annual Meeting of Shareholders.

Mr. Kamin is a founder of ValueAct Capital ("VAC"). Prior to founding VAC, Mr. Kamin founded and managed Peak Investment, L.P. ("Peak") for eight years, a limited partnership organized to make investments in a limited number of domestic public companies. Prior to founding Peak, Mr. Kamin was a Partner with Morningside, N.A., Ltd., the U.S. private equity operation for a wealthy Hong Kong-based family.  Mr. Kamin began his investment career in 1984 at Fidelity Management and Research, where he was an Assistant Portfolio Manager for two multi-billion-dollar mutual funds and an equity analyst covering both the specialty chemical and special situation areas. Mr. Kamin currently serves as chairman of the board of Insurance Auto Auctions, Inc., and is a former director of LeCroy Corp., OneSource Information Services, Inc., Data Transmission Network Corp., Acme United Corp., Hi-Port Industries, and numerous private companies. He has a B.A. from Tufts University and an M.B.A. from Harvard Business School.

Mr. Spivy is a partner of VAC.  Prior to joining VAC in September 2004, Mr. Spivy worked with Gryphon Investors, a private equity fund managing approximately $500 million. Previously, Mr. Spivy was a Managing Director at Fremont Partners ("Fremont"), overseeing a $605 million private equity fund. While at Fremont, Mr. Spivy was responsible for the development and execution of acquisitions of two publicly-traded companies: Kerr Group, Inc. and Sun Coast Industries.  Prior to joining Fremont, Mr. Spivy was a director with The Bridgeford Group, a mergers and acquisitions advisory boutique. Mr. Spivy began his career in the mergers and acquisitions department of Lehman Brothers. Mr. Spivy currently serves as chairman of the board of MSD Ignition, is a director of MSC.Software and is a former director of Kerr Group, Inc. He has a B.A. from Northwestern University.

Any committee appointments for Mr. Kamin and Mr. Spivy have not yet been determined.  A copy of the press release announcing the resignation of Mr. Williams and the appointments of Mr. Kamin and Mr. Spivy is attached as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits

            (a)        Financial Statements of Businesses Acquired.

                        None.

            (b)        Pro Forma Financial Information.

                        None.

            (c)        Exhibits.

                        99.1     Press Release dated March 1, 2006.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2006                                                                       SEITEL, INC.

                                                                                                          By:  /s/ Robert D. Monson

                                                                                                          Robert D. Monson

                                                                                                          President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 1, 2006.